==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                 August 11, 2005

                              Diomed Holdings, Inc.



               Delaware                                000-32045                             84-1480636
    (State or other jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            incorporation)

                       1 Dundee Park
                        Andover, MA                                                   01810
         (Address of Principal Executive Offices)                                   (Zip Code)

                            Registrant's telephone number, including area code:(978-475-7771)


ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On August 5, 2005, Diomed Holdings, Inc. (together with its subsidiaries, "Diomed") entered into a distribution agreement (the "Distribution Agreement") with Luminetx Corporation ("Luminetx"), pursuant to which Luminetx appointed Diomed as distributor and granted to Diomed an exclusive right to distribute and sell Luminetx' patented biomedical imaging system known as the VeinViewerTM Imaging System (the "System") to physicians performing sclerotherapy, phlebectomies or varicose vein treatments, in the United States and the United Kingdom.

      The following summarizes the material terms of the Distribution Agreement:

Term: Initial term of three years following the initial delivery date of Systems by Luminetx to Diomed, projected to be on or before January 31, 2006. If Diomed achieves a specified sales level during the first three years following initial delivery, then the initial term of the Distribution Agreement is extended by an additional year. After expiration of the initial term, the Distribution Agreement will be extended annually upon mutual agreement.

Market: Physicians performing sclerotherapy, phlebectomies or varicose vein treatments.

Territory: Initially, the United States and the United Kingdom, with additional territories to be added as the System receives regulatory clearance in other countries, on terms to be agreed.

Marketing Activities: Luminetx will cooperate with Diomed's marketing and distribution of the System and also will provide Diomed with Luminetx' promotional materials. Luminetx will work with Diomed to develop program a program to exchange sales leads, and to identify opportunities for joint public relations activities and trade show participation.

Minimum Purchases and Pricing: Diomed will purchase from Luminetx specified minimum numbers of Systems at specified prices.

Consideration Paid by Diomed: Subject to meeting certain milestones, Diomed (i) will loan $1,000,000 to Luminetx in the form of a convertible promissory note and (ii) will grant a warrant to Luminetx for the purchase of up to 600,000 shares of Diomed's common stock. The note matures August 5, 2006, bears interest at 5% per annum, is convertible into Luminetx's common or preferred stock if Luminetx completes an arms-length stock financing with a minimum of $3,000,000 raised or upon a change of control of Luminetx. The warrants have an exercise price of $2.90 per share, become exercisable when the underlying shares are listed with the American Stock Exchange and cease to be exercisable on the earlier of five years from full vesting, August 5, 2011 and the date of termination of the Distribution Agreement. The warrant is exercisable as to 50% of the underlying shares, with the remainder to become exercisable when Luminetx has both (A) produced at least 100 units of the System and (B) Diomed shall have accepted delivery of at least 25 units of the System.

Restrictive Covenants: Diomed agreed not to compete with Luminetx for the Systems in the territory during the two years following the termination of the Distribution Agreement.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      A copy of the Distribution Agreement (omitting certain confidential information as to which Diomed has made a request for confidential treatment with the Securities and Exchange Commission) is attached as an exhibit to this Current Report, as is a copy of the confidentiality agreement between Diomed and Luminetx which is incorporated by reference into the Distribution Agreement. A copy of the press release announcing the making of the Distribution Agreement issued August 10, 2005 is also attached to this Current Report.



10.1 Distribution Agreement, dated as of August 5, 2005, between Diomed, Inc. and Luminetx Corporation (including form of note and form of warrant)

10.2 Mutual Confidentiality and Non-Disclosure Agreement, dated as of July 29, 2005, between Diomed, Inc. and Luminetx Corporation

99.1  Press Release issued August 10, 2005 regarding Distribution Agreement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 Diomed Holdings, Inc.
                                 (Registrant)

Date: August 11, 2005            By:        /s/  JAMES A. WYLIE, JR.
                                           --------------------------
                                 Name:     James A. Wylie, Jr.
                                 Title:    President and Chief Executive Officer

EXHIBITS


10.1 Distribution Agreement, dated as of August 5, 2005, between Diomed, Inc. and Luminetx Corporation (including form of note and form of warrant)

10.2 Mutual Confidentiality and Non-Disclosure Agreement, dated as of July 29, 2005, between Diomed, Inc. and Luminetx Corporation

99.1  Press Release issued August 10, 2005 regarding Distribution Agreement